                                                                    EXHIBIT 21.1

                             ALLIANCE IMAGING, INC.

                       LIST OF SUBSIDIARIES AS OF 8-15-97

                                                          STATE OF
                                                      INCORPORATION OR
SUBSIDIARY                                              ORGANIZATION   OWNERSHIP
----------                                            ---------------- ---------
Alliance Imaging Centers, Inc. ......................    California      100%
Alliance Imaging of Central Georgia, Inc. ...........     Georgia        100%
Alliance Imaging Management, Inc. ...................    California      100%
Alliance Resonancia Magnetica S.A. de C.V. ..........   Mexico, D.F.     100%
Royal Medical Health Services, Inc. .................   Pennsylvania     100%
Epic/Alliance of Texas, Inc. ........................      Texas         100%
SMT Acquisition Corp. ...............................     Delaware       100%

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